SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2023

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Dickinson

Fort Stockton, Texas 79735

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

We have previously disclosed that, on June 1, 2023, the Company was served notice that Sabby had filed a lawsuit in a New York Supreme Court, alleging breach of contract, fraud and failure to maintain and deliver shares of our common stock for which Sabby was seeking issuance upon conversion of outstanding notes, warrants and/or preferred stock. At a temporary restraining order hearing on September 11, 2023, the judge granted Sabby’s request for an order (i) granting specific performance of Sabby’s past and future requests for conversion, (ii) enjoining the Company from issuing shares of its common stock until it has complied with the order and (iii) directing the Company’s transfer agent to take all actions necessary to enforce the order, including reserving shares issuable upon Sabby’s conversion of its outstanding note payable.

We are assessing our options, including a possible appeal of the order and stay of the court’s order pending a hearing on the merits.

If the court’s order is enforced in accordance with its terms, we would expect additional significant dilution to our existing shareholders and a further constraint on our ability to raise additional equity capital from third parties, each of which may have a material adverse effect on our operations and prospects.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: September 14, 2023	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and Chief Executive Officer

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